                                      NOTE

         At the dates hereinafter stated, for value received, the undersigned, Payday Check Advance, Inc. promises to pay to the order of Richard J. And Jeanette Andresen, at such place as the payee or legal holder hereof may in writing appoint, the principal sum of Fifty Thousand 00/100 together with accrued interest at the rate of eighteen percent (18%) per annum, to be paid in installments (interest only) of $750.00 per month, beginning on the 10th day of July, 1998, and on the 10th day of each successive month for a total period of 9 months. The undersigned shall have until the 15th of each month as a grace period. Any payments after that include a $25.00 late fee.

         Payment are made as follows:

$750.00 to the payee for 9 months, this sum represents payments of interest only. After 9 months, the entire balance of $50,000.00 shall be due and payable unless this note is extended by all parties for a like period of time or converted into Sonoma Holding Corp. (Vmax) shares at makers option at a price per share of $.15.

         All payments on account of the indebtedness represented by this Note shall be applied first to accrues and unpaid interest and the remainder of principal. Any sum not paid when due shall bear interest after maturity at the rate of fifteen percent (15%) per annum. The undersigned may prepay this Installment Note in whole or in part without penalty.

         At the election of the note holder or legal holder hereof and without notice, the principle sum remaining unpaid herein, together with accrued interest thereon, shall become at once due and payable to the place of payment aforesaid in case of an uncured default in the payment, when due, of any installment of principle or interest. In the event of an uncured default, the note holder or legal holder hereof shall be entitled to reasonable costs of collection, including reasonable attorney's fees.


6-10-98                                          Payday Check Advance, Inc.
----------------                                 Sonoma Holding Corp.
Date                                             -----------------------------

                                                  /s/ Frank Contaldo
                                                 -----------------------------
                                                  CEO


Payment Instructions
         Payments are for 9 months, payable to See Attached.


_______________________                              ------------------------
Reference code: 377-1551